Exhibit ( 3 ) ( b )

AMENDMENT TO
CERTIFICATE AND AGREEMENT OF
LIMITED PARTNERSHIP OF
FAR WEST ELECTRIC ENERGY FUND, L.P.

The Certificate and Agreement of Limited Partnership of Far West Electric Energy Fund, L.P. ("Certificate") is hereby amended effective January 1, 1995 to reflect in the introductory paragraph thereof, and in Article II. Definitions, and everywhere else in the Certificate that the term "General Partner" is stated, that Alan O. Melchior and Thomas A. Quinn have withdrawn and resigned as general partners effective January 1, 1995, leaving Far West Capital, Inc. as the sole General Partner of the Partnership.

GENERAL PARTNER

Far West Capital, Inc.


By:/S/ Alan O. Melchoir
Its:  President

WITHDRAWING GENERAL PARTNERS



/s/ Alan O. Melchior



/s/ Thomas A. Quinn

Limited Partners:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and delivered to, the General
Partner.

By: Far West Capital, Inc.

By:/S/ Thomas S. Quinn
Authorized Officer